ARC Group Worldwide 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: October 4, 2013

CONTACT: Mark Jeske, Investor Relations

PHONE: (303) 467-5236

ARC GROUP WORLDWIDE, INC. REPORTS FOURTH QUARTER NET INCOME OF $1.6 MILLION AND $3.0 MILLION FOR THE FULL FISCAL YEAR ENDED JUNE 30, 2013

 Fourth Quarter June 30, 2013 and Full Fiscal Year Highlights

  Fourth quarter reported Net Revenues grew 153.7% over fourth quarter of the prior year. Full fiscal year reported Net Revenues grew 125.3% over prior year results.
  Fourth quarter Adjusted Earnings of $1.7 million and full fiscal year Adjusted Earnings of $4.7 million. Fourth quarter Adjusted EPS was $0.30 and full fiscal year Adjusted EPS was $0.85
  Full-year Adjusted EBITDA of $10.1 million
  Full fiscal year Cash Flow Provided by Operating Activities was up $7.4 million
  Bank Debt issued in connection with recent acquisition pay down of 35%

DELAND, FLORIDA, October 4, 2013 — ARC Group Worldwide, Inc. (NASDAQ Capital Market: ARCW; “ARC”) ARC Group Worldwide, Inc. (“ARC” or “the Company”) reported today fourth quarter 2013 net income of $1.6 million and $3.0 million for fiscal year ending June 30, 2013. The fourth quarter and full year results are driven by improved performance in all of our manufacturing operations and higher sales revenue resulting from the reverse acquisition between ARC and Quadrant Metals Technologies (QMT) and the acquisition of Advanced Forming Technologies, Inc. (AFT) and AFT-Hungary Kft., (AFT-H). ARC also reported adjusted earnings per share (Adjusted EPS) of $0.30 for the fourth quarter 2013 and $0.85 for the fiscal year ending June 30, 2013.

For the fiscal year ending June 30, 2013, the Company’s total sales were $68.5 million, growth of 125.3%, or $38.1 million, over $30.4 million in fiscal year 2012. Sales for the fourth quarter ending June 30, 2013 amounted to $19.5 million compared to $7.7 million in the prior year fourth quarter an increase of 153.7% or $11.8 million.

Growth in the precision components segment of the Company’s business has been driven by increased demand for components manufactured by the Company’s three metal injection molding (“MIM”) businesses. These three companies, FloMet LLC, AFT, and AFT-H are the pioneers and recognized technological leaders in the industry. MIM is a cost effective method of producing high volume precision metal components and is gaining increasing adoption throughout industries such as medical devices, automotive, consumer durables, defense and firearms. The MIM businesses have had a positive impact on the Company’s sales and we anticipate sales to continue to increase as the market demand for components increases. The Company’s continuous improvement focus and strategic investments in technologically advanced capital equipment, like robotics and automation, have allowed it to increase efficiencies and reduce costs while also significantly increasing available capacity for growing demand. The Company reported 27% gross margins for the fiscal year ending June 30, 2013 and 28% in the fourth quarter 2013.

 Commenting on the recent MIM performance, Robert Marten, CEO of the QMT-MIM division stated “We now unequivocally have the world leader in MIM and have integrated our three MIM factories into a world class, global MIM operation. We are focused on continuing to provide exceptional product quality and service to our customers, as well as further strengthening our position in the MIM industry by growing our existing operations, vertically integrating and opportunistically evaluating acquisitions”.

“We are very pleased to now run the world’s leader in MIM and look forward to continued growth in that division,” said ARC Chairman and CEO Jason Young. “While we continue to build our MIM division, we are trying to build similar market dominance in our other manufacturing divisions, through organic growth, as well as acquisitions both horizontally and vertically. We are also big believers in US manufacturing, as well as bringing technology and innovation to traditional manufacturing. We have brought significant technology to our various businesses, and view the continued adoption of robotics, automation and 3D printing as key drivers to growth in manufacturing, particularly in the US.”

ARC reported Adjusted Earnings Per Share (Adjusted EPS) of $0.30 for the fourth quarter ending June 30, 2013 and $0.85 for the fiscal year ending June 30, 2013 compared to prior fiscal year’s Earning Per Share (EPS) of $1.12 and $0.24 for the prior year’s fourth quarter. Adjusted Earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the full year was $10.1 million. Adjusted Earnings, Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. Adjusted earnings represent results of operations of the company net of non-cash amortization of debt discounts, and net of the merger expenses related to the reverse acquisition transaction between ARC and QMT and the acquisition of AFT and AFT-H. We have provided this non-GAAP financial information to aid in better understanding the company’s performance. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. The reconciliation to GAAP is as follows (in thousands, except for share and per share amounts):

GAAP to Non-GAAP Reconciliation

Fourth Quarter ended June 30,	2013	2012
Reported Earnings (GAAP)	$1,583	$949
Adjustments:
Merger Expenses	—	—
Gain on Bargain Purchase	—	—
Non-Cash Amortization of Debt Discount	103	—
Adjusted Earnings (Non-GAAP) and Reported Earnings (GAAP)	$1,686	$949
Add Back:
Interest	603	104
Tax	283	—
Depreciation and Other Amortization	774	146
Adjusted EBITDA (Non-GAAP)	$3,346	$1,199
Weighted Average Common Shares	5,672,618	4,029,700
Adjusted Earnings Per Share	$0.30	$0.24

Fiscal Year Ending June 30,	2013	2012
Reported Earnings (GAAP)	$3,039	$4,518
Adjustments:
Merger Expenses	1,637	—
Gain on Bargain Purchase	(381)	—
Non-Cash Amortization of Debt Discount	378	—
Adjusted Earnings (Non-GAAP) and Reported Earnings (GAAP)	$4,673	$4,518
Add Back:
Interest	1,142	454
Tax	723	—
Depreciation and Other Amortization	3,524	740
Adjusted EBITDA (Non-GAAP)	$10,062	$5,712
Weighted Average Common Shares	5,497,073	4,029,700
Adjusted Earnings Per Share	$0.85	$1.12

The company has maintained a strong cash position for the twelve months ended June 30, 2013; cash flow provided by our operating activities amounted to $7.4 million. In the first quarter of fiscal year 2013 the Company recorded $40.5 million in total debt issued in connection with the reverse acquisition between ARC and QMT and the acquisition of AFT and AFT-H, of which, $15.5 million was in the form of a discounted convertible note and $25.0 million in the form of bank debt. As of June 30 2013, the balance on the bank debt was paid down by 35%, or $8.8 million.

About ARC

ARC, through its operating subsidiaries AFT, AFT-H, QMT, ARC Wireless LLC, and ARC Wireless Ltd., is a global diversified manufacturer, active in MIM, specialty hermetic seals, flanges and wireless equipment. For more information about ARC and its subsidiaries, please visit www.arcgroupworldwide.net, www.aftmim.com, www.quadrantmetals.com, and www.antennas.com.

ARC’s mission is to bring innovation to traditional manufacturing.  ARC is focused on building its core manufacturing businesses in precision components, flanges, fittings and wireless equipment.  The Company focuses on building these units through organic growth, as well as vertical and horizontal acquisitions.  In addition to making acquisitions that are strategic to ARC, the Company evaluates new manufacturing niches that fit into its broader objectives, which are bringing manufacturing back to the US, bringing technology to traditional manufacturing, as well as optimally position the Company within the global manufacturing supply chain.

About QMT

Quadrant Metals Technologies LLC (“QMT”) is a holding company that owns a majority interest in multiple manufacturing businesses (FloMet LLC www.flomet.com, Tekna Seal LLC www.teknaseal.com and General Flange & Forge LLC www.generalflange.com).

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC and QMT’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans and integration efforts related to the recent transactions, pro-forma statements and financial projections, ARC and QMT’s ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as ARC’s ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ending June 30, 2013.